                                                                    Exhibit 25.1


==============================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) |__|
                           ---------------------------
                            BNY MIDWEST TRUST COMPANY
               (Exact name of trustee as specified in its charter)

                  ILLINOIS                                36-3800435
       (Jurisdiction of incorporation                  (I.R.S. Employer
   or organization if not a U.S. national bank)      Identification Number)

          2 NORTH LASALLE STREET
                SUITE 1020
            CHICAGO, ILLINOIS                                60602
   (Address of principal executive offices)                (Zip code)

                                JOHN C. HITT, JR.
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 845-3000
                               (Agent for Service)
                           ---------------------------

                              DURA OPERATING CORP.
               (Exact name of obligor as specified in its charter)

              DELAWARE                                      38-2961431
   (State or other jurisdiction of                       (I.R.S. employer
    incorporation or organization)                       identification no.)

  C/O DURA AUTOMOTIVE SYSTEMS, INC.
         2791 RESEARCH DRIVE                                   48309
      ROCHESTER HILLS, MICHIGAN                              (Zip code)
(Address of principal executive offices)

                          DURA AUTOMOTIVE SYSTEMS, INC.
               (Exact name of obligor as specified in its charter)

              DELAWARE                                       38-3185711
  (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                        identification no.)

          4508 IDS CENTER
        MINNEAPOLIS, MINNESOTA                                  55402
(Address of principal executive offices)                      (Zip code)

           Additional Obligors listed on Exhibit 10 attached hereto.
                           ----------------------------
                           8 5/8% SENIOR NOTES DUE 2012
                       (Title of the indenture securities)
===============================================================================

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                   Name                                      Address

  Office of Banks & Trust Companies of the            500 E. Monroe Street
             State of Illinois                 Springfield, Illinois 62701-1532

      Federal Reserve Bank of Chicago                 230 S. LaSalle Street
                                                     Chicago, Illinois 60603

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.


Item 16.  LIST OF EXHIBITS.

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect. (incorporated by reference to Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (incorporated by reference to Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

     4. A copy of the existing By-laws of the Trustee. (incorporated by reference to Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

     5.   Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act. (incorporated by reference to Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

     8.   Not applicable.


     9.   Not applicable.

     10.  Other Obligors.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 15th day of May, 2002.

                                       BNY MIDWEST TRUST COMPANY


                                       By  /s/Roxane J. Ellwanger
                                           ---------------------------------
                                       Name:  Roxane J. Ellwanger
                                              -------------------------------
                                       Title: Assistant Vice President
                                              ------------------------------

                                                                       EXHIBIT 7


                         Office of Banks and Real Estate
                       Bureau of Banks and Trust Companies
                        Consolidated Report of Condition
                                       of
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

         Including the institution's domestic and foreign subsidiaries completed as of the close of business on December 31, 2001, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                  Assets                    Thousands of Dollars

1.       Cash and Due from Depository Institutions.........         11,694

2.       U.S. Treasury Securities..........................          - 0 -

3.       Obligations of States and Political Subdivisions..          - 0 -

4.       Other Bonds, Notes and Debentures.................          - 0 -

5.       Corporate Stock...................................          - 0 -

6.       Trust Company Premises, Furniture, Fixtures and
         Other Assets Representing Trust Company Premises..            363

7.       Leases and Lease Financing Receivables............          - 0 -

8.       Accounts Receivable...............................          4,004

9.       Other Assets......................................

         (Itemize amounts greater than 15% of Line 9)
                 Goodwill and Intangibles............90,321         86,882

10.      Total Assets.......................................       102,943

                         Office of Banks and Real Estate
                       Bureau of Banks and Trust Companies
                        Consolidated Report of Condition
                                       of
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606


                                    Liabilities             Thousands of Dollars

11.      Accounts Payable..................................          - 0 -

12.      Taxes Payable.....................................          - 0 -

13.      Other Liabilities for Borrowed Money..............         25,425

14.      Other Liabilities.................................

         (Itemize amounts greater than 15% of Line 9)

         Reserve for Taxes.................................3,128
         Deferred Income...................................1,923
         Accrued Expenses..................................1,058     6,156

15.      Total Liabilities                                          31,581

                                   Equity Capital

16.      Preferred Stock...................................          - 0 -

17.      Common Stock......................................          2,000

18.      Surplus...........................................         62,130

19.      Reserve for Operating Expenses....................          - 0 -

20.      Retained Earnings (Loss)..........................          7,232

21.      Total Equity Capital..............................         71,362

22.      Total Liabilities and Equity Capital..............        102,943

I,  Robert L. De Paola, Vice President
    ----------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                              /s/ Robert L. DePaola
                                -------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 13th day of February, 2002
                                       --------------------------
My Commission expires May 15, 2003.
                      -------------

                     /s/ Joseph A. Giacobino, Notary Public
                         ----------------------------------
(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.

   Christine Anderson                                    (212) 503-4204
------------------------                          ----------------------------
         Name                                     Telephone Number (Extension)

                                                                      EXHIBIT 10

                                 Other Obligors


         Each of the following Guarantors (as defined in the Indenture) have jointly and severally guaranteed the Dura Operating Corp's payment obligations under the Indenture:


                                              JURISDICTION    I.R.S. EMPLOYER
EXACT NAME OF ADDITIONAL OBLIGORS*            OF FORMATION    IDENTIFICATION NO.
----------------------------------            ------------    ------------------
Adwest Electronics, Inc. .................... Delaware        38-3223055

Atwood Automotive, Inc. ..................... Michigan        38-2112709

Atwood Mobile Products, Inc. ................ Illinois        38-4334203

Dura Automotive Systems Cable Operations,
Inc. ........................................ Delaware        38-3383557

Dura Automotive Systems of Indiana, Inc. .... Indiana         35-1188181

Dura G.P. ................................... Delaware        38-3638092

Mark I Molded Plastics of Tennessee, Inc. ... Tennessee       62-1109669

Universal Tool & Stamping Company Inc. ...... Indiana         35-0797817

-------------------
         * The address for each of the additional Obligors is c/o Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309. The primary standard industrial classification number for each of the additional Obligors is 3714.